SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported) February 27, 1996.


                             HEALTH MANAGEMENT, INC.
       (Exact Name of Registrant as Specified in Charter)


     Delaware             0-18472              75-2096632
(State or other          (Commission File     (I.R.S. Employer
jurisdiction of               Number)         Identification No.)
incorporation or
organization)


4250 Veterans Memorial Hwy, Ste 400 W., Holbrook, NY   11741
(Address of principal executive offices)            (Zip Code)


                         (516) 981-0034
        (Registrant's telephone number, including area code)


                         Not Applicable
     (Former name, former address and former fiscal year,
                   if changed since last report.)



Item 5.  Other Events.

     On February 27, 1996 the Registrant issued a press release, a copy of which is attached as Exhibit 1 to this Form 8-K and is incorporated herein by reference. The press release announced, among other things, the resignation of Dr. Clifford E. Hotte as Chairman of the Board, Chief Executive Officer and President of the Registrant, the assumption by Dr. Hotte of the position of Vice Chairman -- Business Development as well as the resignation of Drew Bergman, the Chief Development Officer of the Registrant and the former Chief Financial Officer of the Registrant.

     A committee of the outside directors consisting of Andre C. Dimitriadis, C. Mark Weinberg and Dr. Timothy Triche, has formed an office of the Chief Executive Officer until a suitable successor is selected.

     The Registrant also announced that it discovered certain accounting irregularities and that it believes it may have to restate its financial statements for the fourth quarter of the fiscal year ended April 30, 1995 and for the subsequent two fiscal quarters ended July 31, 1995 and October 31, 1995. These irregularities were discovered in the course of an inquiry of the Special Committee of the Company's Board of Directors.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits

Exhibit Number                Description

     99.1 Press release dated February 27, 1996 issued by the Registrant.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              HEALTH MANAGEMENT, INC.
                              (Registrant)


Date:  March 13, 1996

                                 /s/ James Mieszala
                              Name:   James Mieszala
                              Its:    Acting President



                                Index to Exhibits


  Exhibit                                             Sequential
  Number                  Description                  Page No.

   99.1    Press release dated February 27, 1996           6
           issued by the Registrant.